UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Honda Auto Receivables 2019-4 Owner Trust

(Issuing Entity)

Central Index Key Number: 0001792159

American Honda Receivables LLC

(Depositor)

Central Index Key Number: 0000890975

American Honda Finance Corporation
(Sponsor)

Central Index Key Number: 0000864270

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware	333-228592	80-0695898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(Registrant’s IRS Employer Identification No.)

American Honda Receivables LLC 2800 Madrona Avenue Torrance, California		90503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 781-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

ITEM 6.01. ABS Informational and Computational Material.

Information concerning the static pool data of previous similar loan securitizations of American Honda Finance Corporation, as sponsor, for the issuance period commencing January 1, 2014 and ending September 30, 2019 is attached hereto as Exhibit 99.1 pursuant to Item 1105 of Regulation AB. We caution you that the pool of receivables in your trust may not perform in a similar manner to the receivables in other trusts.

The information in Exhibit 99.1 consists of summary information about the original characteristics of the prior securitized pools, cumulative net losses, prepayments and delinquency data for the prior securitized pools and graphical presentation of the data.  The characteristics of receivables included in Exhibit 99.1, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in other trusts and the social, economic and other conditions existing at the time when the receivables in a particular transaction are originated and those that will exist in the future when the receivables in a particular transaction are required to be repaid. As a result, there can be no assurance that the static pool data will correspond to or be an accurate predictor of the performance of any particular receivables securitization transaction.

American Honda Finance Corporation (“AHFC”) will continue to report delinquencies and cumulative net losses for its prior asset-backed securitizations to align with AHFC’s reporting for its entire portfolio of new and used Honda and Acura retail installment sale contracts (the “New Reporting Method”). Under the New Reporting Method, AHFC will report a receivable to be current (not delinquent) upon receipt of at least 90% of the sum of the current payment plus any overdue monthly payments. In static pool reports filed before the calendar year 2016, AHFC reported a receivable as delinquent if 100% of the current payment plus any overdue monthly payment was not made when due. Additionally, in pre-2016 static pool reports, AHFC reported a receivable as delinquent for the remaining life of a receivable if a contract extension was granted on that receivable. Under the New Reporting Method, AHFC will not report contract extensions as delinquent if payments are made pursuant to the terms of the contract extension. The New Reporting Method results in fewer receivables being reported as delinquent and fewer net losses being reported as compared to pre-2016 static pool reports. The New Reporting Method is consistent with how AHFC recognizes delinquencies and losses with respect to its entire managed portfolio.

For purposes of the following static pool information, calculations for the New Reporting Method are included, along with calculations under the prior system guidelines for comparison. Securitization transactions beginning with Honda Auto Receivables 2016-1 Owner Trust will only be reported under the New Reporting Method.

ITEM 9.01 Financial Statements and Exhibits

99.1       Static Pool Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

AMERICAN HONDA RECEIVABLES LLC

By: /s/ Paul C. Honda

Name: Paul C. Honda

Title: Treasurer

Dated: November 13, 2019